Exhibit 10.2

NOTE: Stock options granted to members of the Managing Committee (“Optionees”) of U.S. Bancorp (the “Company”) on and after January 1, 2014 will have the terms and conditions set forth in each Optionee’s grant summary (the “Grant Summary”), which can be accessed on the Morgan Stanley Benefit Access Website at www.benefitaccess.com (or the website of any other stock plan administrator selected by the Company in the future). The Grant Summary may be viewed at any time on this Website, and the Grant Summary may also be printed out. In addition to the individual terms and conditions set forth in the Grant Summary, each stock option will have the terms and conditions set forth in the form of Non-Qualified Stock Option Agreement below. As a condition to each stock option grant, Optionee accepts the terms and conditions of the Grant Summary and the Non-Qualified Stock Option Agreement.

U.S. BANCORP

NON-QUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT, together with the Grant Summary which is incorporated herein by reference (collectively, the “Agreement”), sets forth the terms and conditions of a stock option for the purchase of common stock of the Company, par value $0.01 per share (the “Common Stock”), granted to Optionee by the Company. The grant of the Option is pursuant to the Company’s Amended and Restated 2007 Stock Incentive Plan, which was approved by shareholders on April 20, 2010 (the “Plan”), and is subject to its terms. Capitalized terms not defined in the Agreement shall have the meaning ascribed to such terms in the Plan.

The Company and Optionee agree as follows:

1.	Grant of Option

Subject to the terms and conditions of the Plan and the Agreement, the Company grants Optionee the right and option (the “Option”) to purchase all or any part of an aggregate of the number of shares of Common Stock set forth in Optionee’s Grant Summary at the exercise price per share set forth in the Grant Summary. The date of grant of the Option (the “Grant Date”) and the expiration date of the Option (the “Expiration Date”) also are set forth in Optionee’s Grant Summary. The Option is not intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

2.	Vesting of Exercise Rights; Forfeiture; Expiration

(a) Time Based Vesting Conditions; Expiration. Subject to the terms and conditions of the Agreement, the Option (or a portion thereof) shall vest and may be exercised on or after the date or dates set forth in Optionee’s Grant Summary (each such date, a “Scheduled Vesting Date”) if Optionee remains continuously employed by the Company or an Affiliate of the Company until the applicable Scheduled Vesting Date. Except as otherwise provided in the Agreement, if Optionee ceases to be an employee of the Company or any Affiliate prior to an applicable Scheduled Vesting Date, any portion of the Option that has not previously become vested in accordance with the Grant Summary shall be immediately and irrevocably forfeited. Vested Options shall terminate and shall no longer be exercisable at the close of business on the Expiration Date, or on such earlier date as provided in this Section 2.

(b) Accelerated Vesting of Exercise Rights Upon Death. Notwithstanding the vesting provisions contained in Section 2(a), and subject to the other terms and conditions of the Agreement, if Optionee dies while in the employ of the Company or any Affiliate, then the vesting of the Option will accelerate upon the death of Optionee, and the Option will be fully exercisable in whole or in part at any time up to the earlier of (i) the last day of the three-year period commencing on the date of Optionee’s death and (ii) the Expiration Date of the Option. The Option may be exercised by the personal representatives or administrators of Optionee or by any Person or Persons to whom the Option has been transferred by will or the applicable laws of descent and distribution.

(c) Continued Vesting of Exercise Rights Upon Retirement or Disability. Notwithstanding the vesting provisions contained in Section 2(a), and subject to the other terms and conditions of the Agreement, upon the Retirement (as defined in Section 9) or Disability (as defined in Section 9) of Optionee, the unvested portion of the Option at the time of such Retirement or Disability shall not be forfeited, and instead will become exercisable in accordance with the terms of the Agreement as though such Retirement or Disability had never occurred. Notwithstanding the foregoing, if Optionee shall die following Disability or Retirement (but prior to the Expiration Date of the Option), then the unvested portion of the Option at the time of Optionee’s death, if any, will become exercisable in its entirety immediately upon Optionee’s death, and the Option will be exercisable in whole or in part by the personal representatives or administrators of Optionee, or by any Person or Persons to whom the Option has been transferred by will or the applicable laws of descent and distribution, at any time up to the earlier of (i) the last day of the three-year period commencing on the date of Optionee’s death and (ii) the Expiration Date of the Option.

(d) Extended Period to Exercise Option Following Early Retirement. If Optionee’s employment is terminated by reason of Early Retirement (as defined in Section 9), Optionee may exercise the portion of the Option that was vested on the date of such termination of employment at any time up to the earlier of (i) the last day of the three-year period commencing on the date of such termination of employment and (ii) the Expiration Date of the Option. If Optionee shall die following Early Retirement (but prior to the termination or expiration of the Option as determined in accordance with the immediately prior sentence), the personal representatives or administrators of Optionee, or the Person or Persons to whom the Option has been transferred by will or the applicable laws of descent and distribution, may exercise the Option in accordance with the provisions of this Section 2(e).

(e) Accelerated Vesting of Exercise Rights Upon Qualifying Termination. Notwithstanding the vesting provision contained in Section 2(a), and subject to the other terms and conditions of the Agreement, if Optionee’s employment is terminated pursuant to a Qualifying Termination (as defined in Section 9), the vesting of the Option will be accelerated and the Option may be exercised in full immediately upon such Qualifying Termination. Further, upon a Qualifying Termination, Optionee shall have the right to exercise the Option for a period of one year following such Qualifying Termination; provided, however, that no provision of this Section 2(e) shall shorten the period in which the Option may be exercised in the event of death, Disability, Retirement or Early Retirement as provided herein; and, provided further, that no Option shall be exercisable after the Expiration Date of the Option.

(f) Termination for Cause. If Optionee’s employment is terminated for Cause (as defined in Section 9), the Option shall be terminated in its entirety and shall not be exercisable at any time on or after the date of the misconduct.

(g) Exercise of Option Following Termination of Employment for any Reason other than Cause, Death, Disability, Retirement, Early Retirement or Qualifying Termination. If Optionee’s employment shall be terminated for any reason other than Cause, death, Disability, Retirement, Early Retirement or a Qualifying Termination, Optionee may exercise the Option, to the extent that the Option was exercisable by Optionee on the date of the termination of employment, at any time up to the earlier of (i) 90 days after such termination and (ii) the Expiration Date of the Option.

(h) Forfeiture upon Violation of CNS Agreement. Notwithstanding any other provisions in this Agreement, if Optionee violates the terms of the CNS Agreement, the Option shall terminate in its entirety and may no longer be exercised by Optionee (or by any representative or administrator of Optionee or any transferee of the Optionee by will or the applicable laws of decent and distribution) at any time on or after the occurrence of any such violation.

3.	Special Risk-Related Cancellation Provisions

(a) Cancellation Resulting from Acts Occurring During the Grant Year. Notwithstanding any other provision of the Agreement, if it shall be determined at any time subsequent to the Grant Date that Optionee has, during the calendar year in which the Grant Date occurs (the “Grant Year”), (i) failed to comply with Company policies and procedures, including its Code of Ethics and Business Conduct, (ii) violated any law or regulation, (iii) engaged in negligent or willful misconduct, or (iv) engaged in activity resulting in a significant or material control deficiency under the Sarbanes-Oxley Act of 2002, and such failure, violation, misconduct or activity (A) demonstrates an Inadequate Sensitivity (as defined below) to the inherent risks of Optionee’s business line or functional area, and (B) results in, or is reasonably likely to result in, a material adverse impact (whether financial or reputational) on the Company or Optionee’s business line or functional area, all or part of the Option granted under the Agreement that has not yet become vested (i.e. the portion that has not yet become exercisable) at the time of such determination may be cancelled, and, if so cancelled, all or such part of the Option will not become exercisable. “Inadequate Sensitivity” means Optionee has engaged in imprudent activities that subject the Company to risk outcomes in future periods, including risks that may not be apparent at the time the activities are undertaken.

(b) Cancellation Resulting from Acts Occurring in Years other than the Grant Year. Notwithstanding any other provisions of the Agreement, if Optionee receives an Award in any year other than the Grant Year (the “Other Grant Year”) pursuant to an Award Agreement that contains a provision substantially similar to Section 3(a), and it is determined that all or a portion of the Award made in the Other Grant Year (the “Other Grant Year Award”), as a result of risk-related behavior on the part of Optionee occurring in the Other Grant Year, should be subject to cancellation in accordance with the terms of such provision, but some or all of the Other Grant Year Award is not subject to cancellation because vesting or settlement, as applicable, has already occurred, then the value of the unvested portion of the Option (i.e. the portion that has not yet become exercisable) may be cancelled to the extent necessary to satisfy the Unsatisfied Cancellation Value (as defined below). The initial determination of the Unsatisfied Cancellation Value will be made by the Incentive Review Committee (as defined in Section 9), subject to review and approval or adjustment by the Committee, in its sole discretion. “Unsatisfied Cancellation Value” means the excess of (i) the value of the Other Grant Year Award (or portion thereof) that the Incentive Review Committee determines should be subject to cancellation (which amount shall not exceed the original Grant Date fair value of the Other Grant Year Award) over (ii) the value of that portion of the Other Grant Year Award that is subject to cancellation at the time of such determination. All or a portion of the Option that has not yet become exercisable shall be subject to cancellation in order to satisfy the Unsatisfied Cancellation Value. For avoidance of doubt, the valuation of the Option for the purpose of determining the portion of the Option to be cancelled shall be determined in the absolute discretion of the Committee.

4.	Securities Law Compliance

The exercise of all or any portion of this Option shall only be effective at such time that the sale of Common Stock issued pursuant to such exercise will not violate any state or federal securities or other laws. The Company is under no obligation to effect any registration of the stock subject to the Option under the Securities Act of 1933 or to effect any state registration or qualification of such Common Stock. The Company may, in its sole discretion, defer the effectiveness of any full or partial exercise of the Option in order to ensure that the issuance of stock upon exercise will be in compliance with federal or state securities laws and the rules of the New York Stock Exchange or any other exchange upon which the Company’s Common Stock is traded.

5.	Method of Exercise of Option

Subject to the foregoing, the Option may be exercised in whole or part from time to time by contacting Morgan Stanley (or any other stock plan administrator selected by the Company in the future) in accordance with procedures established by the Company. Information about exercising the Option can be accessed at USBnet (HRConnection) or www.USBankHR.com, or such other resource as established by the Company. When exercising the Option, the number of shares as to which the Option is being exercised must be specified, and the purchase price (together with all federal, state, local, and foreign taxes required to be withheld) must be paid. By exercising the Option, Optionee agrees that, as a condition to any exercise of the Option, the Company may require Optionee to enter into an arrangement providing for the payment by Optionee to the Company of any tax withholding obligation of the Company arising by reason of the exercise of the Option. To the extent permitted under the option exercise procedures established by the Company and in effect at the time of exercise, Optionee may pay the purchase price (i) by check or other authorized money transfer; (ii) by delivery (through attestation) of already-owned Shares having a Fair Market Value (as defined in the Plan) on the exercise date equal to the applicable exercise price, which Shares are owned free and clear of any liens, claims, encumbrances or security interests; or (iii) such other means as permitted under the procedures established by the Company and in effect at the time of exercise. For this purpose, already-owned Shares must have been owned by Optionee for a minimum of six months prior to the date of exercise of the Option.

6.	Income Tax Withholding

In order to comply with all applicable federal, state, local and foreign income and payroll tax laws or regulations, the Company or an Affiliate may take such action as it deems appropriate to ensure that all required withholdings with respect to taxes, which are the sole and absolute responsibility of Optionee, are withheld or collected from Optionee. By acceptance and exercise of the Option, Optionee authorizes the Company or an Affiliate to take such actions, which may include, but are not limited to: (i) withholding from proceeds of the sale of Shares acquired upon exercise of the Option, or withholding a portion of the Shares otherwise to be delivered upon exercise of the Option, in each case such Shares having a Fair Market Value not in excess of the minimum amount of tax required to be withheld; (ii) withholding from Optionee’s wages or other cash compensation paid to Optionee by the Company or an Affiliate; and (iii) permitting Optionee to deliver shares of Common Stock (other than the Shares issuable upon exercise of the Option) having a Fair Market Value equal to the amount of tax required to be withheld, which shares must have been owned by Optionee for a minimum of six months prior to the date of exercise of the Option.

7.	Miscellaneous

(a) The Agreement shall not give Optionee any right with respect to continuance of employment with the Company or any Affiliate, nor will it interfere in any way with the right of the Company or any Affiliate to terminate such employment at any time. In addition, the Company or any Affiliate may at any time dismiss Optionee from employment, free from any liability or claim under the Plan. The holder of the Option will not be deemed to be the holder of any shares subject to the Option unless and until the Option has been exercised and the purchase price of the shares purchased has been paid.

(b) Except pursuant to terms approved by the Committee, the Option may not be transferred, except by will or the laws of descent and distribution to the extent provided in Section 2, and during Optionee’s lifetime the Option is exercisable only by Optionee (or by Optionee’s guardian or legal representative in the case of disability).

(c) In the event that any dividend or other distribution (whether in the form of cash, shares of Common Stock, or other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock or other securities of the Company or other similar corporate transaction or event affecting the stock subject to the Option would be reasonably likely to result in the diminution or enlargement of any of the benefits or potential benefits intended to be made available under the Option (including, without limitation, the benefits or potential benefits of provisions relating to the term, vesting or exercisability of the Option, and any “change in control” provision), the Committee shall, in order to prevent such diminution or enlargement of any such benefits or potential benefits, adjust any or all of (i) the number and type of shares (or other securities or other property) subject to the Option and (ii) the exercise price with respect to the Option; provided, however, that the number of shares covered by the Option shall always be a whole number, and provided further that any such adjustment will comply with Treasury Regulation Section 1.409A-1(b)(5)(v)(D) to the extent applicable . Without limiting the foregoing, if any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of the Company’s assets to another corporation, shall be effected in such a way that holders of the Company’s Common Stock shall be entitled to receive stock, securities, cash or other assets with respect to or in exchange for such shares, Optionee shall have the right to purchase and receive upon the basis and upon the terms and conditions specified in the Agreement and in lieu of the shares of the Common Stock of the Company immediately available for purchase and receivable upon the exercise of the Option, with appropriate adjustments to prevent diminution or enlargement of benefits or potential benefits intended to be made available under the Option, such shares of stock, other securities, cash or other assets as would have been issued or delivered to Optionee if Optionee had exercised the Option and had received such shares of Common Stock prior to such reorganization, reclassification, consolidation, merger or sale. The Company shall not effect any such consolidation, merger or sale unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument the obligation to deliver to Optionee such shares of stock, securities, cash or other assets as, in accordance with the foregoing provisions, Optionee may be entitled to purchase or receive.

(d) The Company shall at all times during the term of the Option reserve and keep available such number of shares of the Company’s Common Stock as will be sufficient to satisfy the requirements of the Agreement.

(e) The Option is issued pursuant to the Plan and is subject to its terms. The Plan is available for inspection during business hours at the principal office of the Company. In addition, the Plan can be accessed on the Morgan Stanley Benefit Access Website at www.benefitaccess.com (or the website of any other stock plan administrator selected by the Company in the future).

8.	Venue

Any claim or action brought with respect to this Award shall be brought in a federal or state court located in Minneapolis, Minnesota.

9.	Definitions

(a) “Affiliate” shall be defined as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b) “Announcement Date” means the date of the public announcement of the transaction, event or course of action that results in a Change in Control.

(c) “Cause” means (A) the continued failure by Optionee to substantially perform Optionee’s duties with the Company or any Affiliate (other than any such failure resulting from Optionee’s Disability) after a demand for substantial performance is delivered to Optionee that specifically identifies the manner in which the Company believes that Optionee has not substantially performed Optionee’s duties, and Optionee has failed to resume substantial performance of Optionee’s duties on a continuous basis, (B) gross and willful misconduct during the course of employment (regardless of whether the misconduct occurs on the Company’s premises), including, without limitation, theft, assault, battery, malicious destruction of property, arson, sabotage, embezzlement, harassment, acts or omissions which violate the Company’s rules or policies (such as breaches of confidentiality), or other conduct which demonstrates a willful or reckless disregard of the interests of the Company or its Affiliates or (C) Optionee’s conviction of a crime (including, without limitation, a misdemeanor offense) which impairs Optionee’s ability substantially to perform Optionee’s duties with the Company.

(d) “Change in Control” means any of the following occurring after the date of the Agreement:

(A)	The acquisition by any Person (as defined in Section 9(i)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (1) the then outstanding shares of Common Stock (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this clause (A), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by a subsidiary of the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or a subsidiary of the Company (a “Company Entity”) or (iv) any acquisition by any corporation pursuant to a transaction which complies with clause (i), (ii) or (iii) of this clause (A); or

(B)	Individuals who, as of the Grant Date, constitute the Company’s Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors (except as a result of the death, retirement or disability of one or more members of the Incumbent Board); provided, however, that any individual becoming a director subsequent to the date of the Agreement whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, (1) any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board, (2) any director designated by or on behalf of a Person who has entered into an agreement with the Company (or which is contemplating entering into an agreement) to effect a Business Combination (as defined in Section 9(d)(C)) with one or more entities that are not Company Entities or (3) any director who serves in connection with the act of the Board of Directors of increasing the number of directors and filling vacancies in connection with, or in contemplation of, any such Business Combination; or

(C)	Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any Company Entity or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

(D)	Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(e) “Disability” means qualifying for and receiving disability benefits under the Company’s long-term disability programs as in effect from time to time.

(f) “Early Retirement” means termination of employment (other than for Cause) by a Person who is age 55 or older and has had 10 or more years of employment with the Company or its Affiliates following such Person’s most recent date of hire by the Company or its Affiliates.

(g) “Incentive Review Committee” means a committee of executive officers of the Company as identified in the Company’s Incentive Compensation Policy from time to time, and initially comprised of the Company’s chief financial officer, chief credit officer, chief risk officer, general counsel and executive vice-president human resources.

(h) “Notice of Termination” means a written notice which sets forth the date of termination of Optionee’s employment.

(i) “Person” shall be defined as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

(j) “Qualifying Termination” means a termination of Optionee’s employment with the Company or its Affiliates by the Company for any reason other than Cause within 12 months following a Change in Control, provided that such a termination will not be a Qualifying Termination if:

(A)	the Company has notified Optionee in writing more than 30 days prior to the Announcement Date that Optionee’s employment is not expected to continue for more than 12 months following the date of such notification, and Optionee’s employment is in fact terminated within such 12-month period; or

(B)	Optionee has announced in writing, prior to the date the Company provides a Notice of Termination to Optionee, that Optionee intends to terminate his or her employment.

(k) “Retirement” means the termination of employment (other than for Cause) by a Person who is age 59 1/2 or older and has had 10 or more years of employment with the Company or its Affiliates following such Person’s most recent date of hire by the Company or its Affiliates.

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